SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  ☒                            Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

VALASSIS COMMUNICATIONS, INC.

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

VALASSIS COMMUNICATIONS, INC.

19975 VICTOR PARKWAY

LIVONIA, MI 48152

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT

TO BE HELD MAY 15, 2007

It is my pleasure to invite you to this year’s annual meeting of stockholders of Valassis Communications, Inc., which will be held at Valassis Corporate Headquarters, 19975 Victor Parkway, Livonia, Michigan 48152 on the 15th day of May, 2007, at 9:00 a.m. (Eastern Daylight Time). The purpose of the annual meeting is to:

(1)	elect nine directors to our Board of Directors to hold office until our next annual meeting of stockholders or until their respective successors are duly elected and qualified;

(2)	ratify the selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2007; and

(3)	consider any other appropriate matters as may properly come before the annual meeting or any adjournment or adjournments thereof.

Our Board of Directors has fixed the close of business on March 20, 2007 as the record date for the determination of the stockholders entitled to notice of and to vote at the annual meeting. Each share of our common stock is entitled to one vote on all matters presented at the annual meeting.

ALL HOLDERS OF OUR COMMON STOCK (WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD ENCLOSED WITH THIS NOTICE OR VOTE BY TELEPHONE OR ON THE INTERNET ACCORDING TO THE INSTRUCTIONS ON THE PROXY CARD.

By Order of the Board of Directors,

BARRY P. HOFFMAN Secretary

April 9, 2007

i

Table of Contents (cont.)

EXHIBIT A DIRECTOR INDEPENDENCE CRITERIA	A-1
EXHIBIT B CRITERIA FOR CONSIDERING POTENTIAL NOMINEES TO THE BOARD OF DIRECTORS	B-1

ii

VALASSIS COMMUNICATIONS, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 15, 2007

INTRODUCTION

This proxy statement is being furnished to stockholders of record of Valassis Communications, Inc. (“Valassis,” the “Company,” “we,” “us” or “our”) as of March 20, 2007, in connection with the solicitation by our Board of Directors of proxies for the 2007 annual meeting of stockholders to be held at Valassis Corporate Headquarters, 19975 Victor Parkway, Livonia, Michigan 48152 on May 15, 2007 at 9:00 a.m. (Eastern Daylight Time), or at any and all adjournments thereof, for the purposes stated in the notice of annual meeting. The approximate date of mailing of this proxy statement and the enclosed form of proxy is April 9, 2007.

QUESTIONS AND ANSWERS

ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the notice of annual meeting on the cover page of this proxy statement, including the election of directors and the ratification of our independent auditors.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on March 20, 2007 are entitled to receive notice of and to participate in the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or at any postponements or adjournments of the meeting.

What are the voting rights of the holders of our common stock?

Each share of our common stock, par value $.01 per share, outstanding on March 20, 2007 will be entitled to one vote on each matter considered at the annual meeting.

Who can attend the annual meeting?

All stockholders of our common stock as of March 20, 2007, or their duly appointed proxies, may attend the annual meeting, and each may be accompanied by one guest. Registration will begin at 8:00 a.m., and seating will begin at 8:30 a.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport.

Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of March 20, 2007 and check in at the registration desk at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock, issued and outstanding as of March 20, 2007, will constitute a quorum. As of March 20, 2007, we had 47,878,238 shares of our common stock outstanding. Therefore, the presence of the holders of our common stock representing at least 23,939,120 votes will be required to establish a quorum.

Proxies received but indicating abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the annual meeting.

How do I vote?

By Mail

Be sure to complete, sign and date the proxy card and return it to us in the prepaid envelope. If you are a shareholder and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

By Telephone or on the Internet

Our telephone and Internet voting procedures for stockholders are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded.

You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card in hand when you call.

The Web site for Internet voting is www.cesvote.com. Please have your proxy card handy when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded.

Telephone and Internet voting facilities for stockholders will be available 24 hours a day, 7 days a week. If you vote by telephone or on the Internet, you do not have to return your proxy card.

In Person at the Annual Meeting

All stockholders may vote in person at the annual meeting. You may also be represented by another person at the annual meeting by executing a proper proxy designating that person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Our Board of Directors has appointed National City Bank, our transfer agent and registrar, to serve as our Inspector of Election and tabulate and certify the votes at the annual meeting.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may revoke or change your vote at any time before the proxy is exercised by filing with our Corporate Secretary either a notice of revocation or a duly executed proxy bearing a later date or by voting another proxy by telephone or on the Internet at a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are our Board of Directors’ recommendations?

Unless you give other instructions on your proxy card, or by telephone or on the Internet, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors’ recommendation is set forth together with the description of each item in this proxy statement. In summary, our Board of Directors recommends a vote:

•	for election of the nominated slate of directors (see Item 1); and

•	for ratification of the appointment of Deloitte & Touche LLP as our independent auditors for fiscal year ending December 31, 2007 (see Item 2).

With respect to any other matter that properly comes before the annual meeting, the proxy holders will vote as recommended by our Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected for that slot. A properly executed proxy indicating “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Other items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy indicating “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Therefore, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. These “broker non-votes” will not be counted as part of the total number of votes cast on such proposals. Therefore, a “broker non-vote” will have no effect in determining whether any given proposal has been approved by the stockholders. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

DIRECTORS AND EXECUTIVE OFFICERS

Our Board of Directors presently is comprised of nine directors. All nine directors elected at the 2007 annual meeting will serve until our next annual meeting or until their respective successors are duly elected and qualified.

ELECTION OF DIRECTORS (PROPOSAL 1)

Set forth below is certain information with respect to each of our nominees for the office of director and each of our other executive officers.

Shares represented by proxies returned duly executed will be voted, unless otherwise specified, in favor of the following nine nominees: Joseph B. Anderson, Jr., Patrick F. Brennan, Kenneth V. Darish, Barry P. Hoffman, Dr. Walter H. Ku, Robert L. Recchia, Marcella A. Sampson, Alan F. Schultz and Ambassador Faith Whittlesey. Each nominee for director has consented to serve on our Board of Directors and will be elected by a plurality of the votes cast at the annual meeting. If any (or all) such persons should be unavailable or unable to serve, the persons named in the enclosed proxy will vote the shares covered thereby for any substitute nominee (or nominees) as our Board of Directors may select. Stockholders may withhold authority to vote for any nominee by indicating “WITHHOLD AUTHORITY” on the proxy and by entering the name of such nominee in the space provided for such purpose on the proxy or specifying the name of such nominee by telephone.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Directors

Joseph B. Anderson, Jr., 64, has served as our director since July 2006. Mr. Anderson serves as the Chairman and Chief Executive Officer of TAG Holdings, LLC, the parent company of a diverse range of businesses in the United States, Korea and China, including the manufacture of automotive parts, plumbing products and assembly and supply chain management services. Prior to joining TAG Holdings, Mr. Anderson was the Chairman and Chief Executive Officer of Chivas Industries, LLC, a manufacturer of products for the automotive industry, from 1994 until 2002. Mr. Anderson began his business career with General Motors in 1979 and in 1990 was appointed as General Director of a GM business. Mr. Anderson currently serves on the boards of Rite Aid Corporation, Quaker Chemical Corporation, ArvinMeritor, Inc. and Sierra Pacific Resources. Mr. Anderson’s professional and civic affiliations include chairman of the Original Equipment Suppliers Association, director of the Society of Automotive Engineers Foundation and executive committee member of the National Association of Black Automotive Suppliers. Mr. Anderson also serves on the board of trustees of Kettering University.

Patrick F. Brennan, 75, has served as our director since August 1998. After serving for 33 years in the paper industry, he retired in December 1996 as the President and Chief Executive Officer of Consolidated Papers, Inc. (“CPI”), where under his leadership CPI was one of the nation’s leading paper companies. Until November 2001, Mr. Brennan served as a member of the Board of Directors of Northland Cranberries, Inc., a juice manufacturing company.

Kenneth V. Darish, 48, has served as our director since June 2001. Since September 2001, he has been the Director of Business Operations of BBDO Detroit, a subsidiary of Omnicom providing operational consulting services to the Creative Director. Since February 2005, he has also served as the Chief Financial Officer of BBDO Windsor, Ontario. From September 1984 until July 2001, Mr. Darish served as the Chief Financial Officer and Senior Vice President of FCB Advertising-Detroit, a subsidiary of Interpublic Group of Companies. Mr. Darish is a certified public accountant.

Barry P. Hoffman, 65, has served as our Executive Vice President, General Counsel and Secretary since July 1991 and has served as our director since January 2002. Mr. Hoffman has been with us since 1982. He is recognized in the field of promotion law.

Dr. Walter H. Ku, Ph.D., 71, has served as our director since February 2003. Dr. Ku is an internationally known scientist in the field of electronic systems and systems controls. He is professor of electrical and computer engineering at the University of California, San Diego, and is the founding director of the National Science Foundation Industry/University Cooperative Research Center on Ultra High-Speed Integrated Circuits and Systems. His extensive consulting activities and internationally recognized expertise have assisted businesses with developing high-level international relationships and opportunities. He was a full professor at Cornell University and the first occupant of the Naval Electronic Systems Command Research Chair Professorship at the Naval Post-Graduate School. Dr. Ku also consults and teaches in China and Taiwan.

Robert L. Recchia, 50, has been our Executive Vice President, Chief Financial Officer, Treasurer and our director since October 1991. Mr. Recchia has been with us since 1982. Mr. Recchia is a certified public accountant with audit experience with Deloitte & Touche LLP.

Marcella A. Sampson, 76, has served as our director since August 1998. She retired in 1999 from Central State University in Wilberforce, Ohio. During her 35 years of service to Central State, she served as Dean of Students and directed the Central State University Career Services Center since 1975. She has received awards and honors for her work in the field of education and is a recognized expert in college student placement, particularly experiential opportunities.

Alan F. Schultz, 48, has served as our director since December 1995. He is Chairman of our Board of Directors, President and Chief Executive Officer. Mr. Schultz was elected Chief Executive Officer and President in June 1998 and appointed Chairman of the Board of Directors in December 1998. He served as our Executive Vice President and Chief Operating Officer from 1996 through 1998 and served as our Executive Vice President of Sales and Marketing from 1992 through 1996. Mr. Schultz has held positions as our Director of Insert Operations and Vice President of the Central Sales Division beginning in 1984. Mr. Schultz is a certified public accountant with audit experience with Deloitte & Touche LLP and currently serves on the Board of Directors for both the Advertising Council, Inc., “Ad Council,” and R.H. Donnelley Corporation. Mr. Schultz also currently serves on the Board of Directors for the American Advertising Federation as Treasurer.

Ambassador Faith Whittlesey, 68, has served as our director since January 1992. Ambassador Whittlesey has had a long career in law, diplomacy and government at local, state, and national levels. She has served as Chairman of the Board of the American Swiss Foundation, headquartered in New York, since 1989 and is also President of Maybrook Associates since 1998. She served two tours of duty as U.S. Ambassador to Switzerland from 1981 to 1983 and from 1985 to 1988. From 1983 to 1985, Ambassador Whittlesey was a member of the senior White House staff. Ambassador Whittlesey is also a member of the Board of the Institute of World Politics in Washington, DC, a graduate school of statecraft and national security affairs, where she served as Chairman for six years. Ambassador Whittlesey served as a member of the Board of Directors and the Compensation Committee of the Sunbeam Corporation from November 1996 until December 2002.

Additional Executive Officers

In addition to our executive officers who are listed as being directors, we (including our subsidiaries) have the following executive officers:

Richard Herpich, 54, has served as Executive Vice President of U.S. Sales since December 2003. From June 1998 through November 2003, he served as our Executive Vice President of Manufacturer Services. He served as National Sales Manager from January 1996 through June 1998, Vice President, Midwest Sales Division from June 1994 through December 1995 and Account Manager from 1978 through June 1994.

William F. Hogg, Jr., 60, has served as our Executive Vice President of Manufacturing and Client Services since October 2001 and has been with us for over 25 years. Currently he is leading the integration process in connection with the acquisition of ADVO, Inc., or ADVO, our new wholly-owned subsidiary. He served as Vice President of our Durham Printing Division from June 1983 to September 2001.

Brian Husselbee, 55, has been the President and Chief Executive Officer of NCH Marketing Services, Inc. (“NCH”) since July 1997, and was General Manager of NCH, from January 1997 to July 1997. We acquired NCH in February 2003. Mr. Husselbee served as a director from August 1998 until February 2003, the time that the NCH acquisition was consummated.

Robert A. Mason, 49, has served as President of ADVO since the consummation of the ADVO acquisition on March 2, 2007. Previously, he served as our Senior Vice President, Retail and Services. Mr. Mason has assumed general management and profit and loss responsibilities while focusing on sales and marketing efforts. He also provides strategic direction for ADVO, working closely with leaders across both companies. Prior to his recent role with us, Mr. Mason was a successful Account Executive and Director of Sales for us, and has been recognized as Sales Person of the Year and Team Player of the Year. Before joining us in 1995, he held a variety of positions within the newspaper and printing industries.

OUR CORPORATE GOVERNANCE PRINCIPLES

Our Board of Directors has general oversight responsibilities for our business, property and affairs pursuant to the General Corporation Law of the State of Delaware and our by-laws. In exercising its fiduciary duties, our Board of Directors represents and acts on behalf of our stockholders. Although the Board of Directors does not have responsibility for the day-to-day management of our company, members of the Board of Directors stay informed about our business through discussions with Alan F. Schultz, our President and Chief Executive Officer, and with key members of our management, by reviewing materials provided to them and by participating in meetings of our Board of Directors and its committees. Our Board of Directors provides guidance to management through periodic meetings, site visits and other interactions. Additional details concerning the role and structure of our Board of Directors are in our Corporate Governance Guidelines, which can be found in the “Investor/Corporate Governance” section of our Web site at www.valassis.com.

Policies and Procedures

We have a Code of Business Conduct and Ethics for our directors, officers and employees as well as Corporate Governance Guidelines to ensure that our business is conducted in a consistently legal and ethical manner. In addition, our Board of Directors recently adopted a Policy on Related Person Transactions, which sets forth policies and procedures governing the review, and when required pursuant to the policy, the approval or ratification of related person transactions by our Corporate Governance/Nominating Committee. We have spent a considerable amount of time and effort reviewing and improving our corporate governance policies and practices. This includes comparing our current policies and practices to policies and practices suggested by various groups or authorities active in corporate governance and practices of other public companies. Based upon this review, we periodically adopt certain changes that our Board of Directors believes are the best corporate governance policies and practices for us. We also adopt changes, as appropriate, to comply with the Sarbanes-Oxley Act of 2002 and any rule changes made by the SEC and the New York Stock Exchange. We believe that our current policies and procedures form the foundation for an open relationship among colleagues that contributes to good business conduct as well as the high integrity level of our employees.

Determination of Director Independence

Under the rules of the New York Stock Exchange, our Board of Directors is required to affirmatively determine the independence of each director based on the absence of any material relationship between us and the director. These determinations are required to be disclosed in this proxy statement. Our Board of Directors has established guidelines to assist it in making these determinations. These guidelines, which are attached to this proxy statement as Exhibit A, include all elements of the Corporate Governance Rules of the New York Stock Exchange on this subject. For relationships between us and a director not covered by the guidelines, the determination of independence is made by the other members of our Board of Directors who are independent. Members of the Audit, Compensation/Stock Option and Corporate Governance/Nominating Committees must meet all applicable independence tests of the New York Stock Exchange, Securities and Exchange Commission and the Internal Revenue Service. During our fiscal year ended December 31, 2006, Messrs. Anderson, Brennan, Darish and Goldstein and Dr. Ku and Ms. Sampson and Ambassador Whittlesey, during the time that each served as a director, served as our independent directors. Based on these guidelines, our Board of Directors, at its meeting on March 13, 2007, determined that Messrs. Anderson, Brennan and Darish and Dr. Ku, Ms. Sampson and Ambassador Whittlesey are still independent.

Presiding Director

In September 2002, our Board of Directors determined that the directors who are deemed independent based on the New York Stock Exchange rules will meet in executive session at each Board of Directors meeting and that the independent director with the most seniority on our Board of Directors will preside. The independent directors are also our non-management directors and, as such, these non-management directors will meet in regularly scheduled executive sessions without management present. Ambassador Whittlesey currently serves as the presiding director at all such executive sessions.

Attendance

During the fiscal year ended December 31, 2006, our Board of Directors held 18 meetings (including regularly scheduled and special meetings). Each director attended at least 75% of the meetings held by our Board of Directors during the period in which that director served, including the meetings held by the committees on which that director served as a member. It is our Board of Directors’ policy that the directors should attend our annual meeting of stockholders absent exceptional circumstances. All of the directors nominated at the 2006 annual meeting of stockholders attended such annual meeting.

COMMITTEES OF THE BOARD

The standing committees of our Board of Directors include our Executive Committee, our Audit Committee, our Compensation/Stock Option Committee and our Corporate Governance/Nominating Committee.

Our Executive Committee, whose members are Alan F. Schultz, Robert L. Recchia and Ambassador Faith Whittlesey, is generally authorized to exercise the management powers of our Board of Directors; provided, however, that our Executive Committee does not have the authority to declare cash dividends, amend our certificate of incorporation, adopt an agreement of merger or consolidation, recommend the disposition of all or substantially all of our assets or recommend our dissolution. Our Executive Committee did not meet during the fiscal year ended December 31, 2006.

Our current Audit Committee’s members are Patrick F. Brennan, Ambassador Faith Whittlesey, Kenneth V. Darish and Joseph B. Anderson, who became a committee member in December 2006. Our Audit Committee recommends the selection of our independent auditors, discusses and reviews the scope and the fees of the prospective annual audit and reviews the results of each audit with the independent auditors. Our Audit Committee also reviews compliance with our existing major accounting and financial policies, reviews the adequacy of our financial organization and reviews management’s procedures and policies relevant to the adequacy of our internal accounting controls and compliance with federal and state laws relating to accounting practices. We have appointed an internal auditor that reports directly to our Audit Committee. Our Audit Committee held four meetings during the fiscal year ended December 31, 2006. Our Board of Directors has determined that Kenneth V. Darish meets the New York Stock Exchange standard of having accounting or related financial management expertise and the SEC’s definition of an “audit committee financial expert.” Each of the other members of our Audit Committee has financial management experience or is financially literate. Our Board of Directors has determined that each committee member meets the additional independence requirements for members of an audit committee in the New York Stock Exchange Corporate Governance Rules. Our Board of Directors has adopted a written charter for this committee setting out the functions that this committee is to perform, which can be found on our Web site at www.valassis.com.

Our Compensation/Stock Option Committee’s members are Ambassador Faith Whittlesey, Patrick F. Brennan and Marcella A. Sampson. Our Compensation/Stock Option Committee administers our 2002 Long-Term Incentive Plan, our Broad-Based Incentive Plan, our Amended and Restated Senior Executives Annual Bonus Plan, our 2005 Executive Restricted Stock Plan, our 2005 Employee and Director Restricted Stock Award Plan, our Employee Stock Purchase Plan and our Supplemental Benefit Plan, as amended. Our Compensation/Stock Option Committee also reviews and approves the annual salary, bonus and other benefits, direct or indirect, of the members of our senior management. The Committee’s primary procedures for establishing and overseeing executive compensation can be found in the Compensation Discussion and Analysis section under “Compensation-Setting Process.” During the year ended December 31, 2006, partially as a result of our acquisition of ADVO and the combination of ADVO’s large employee base with our employees, the Compensation/Stock Option Committee retained Towers Perrin Human Resources Services, a human resources consulting firm, to review its compensation program and recommend appropriate changes. Towers Perrin was tasked with comparing the compensation for each of the 120 positions at our company with the compensation for similar persons in similar positions in the general industry. Following Tower Perrin’s initial presentation of its finding, the Compensation/Stock Option Committee asked Towers Perrin to refine its findings and recommendations. Our Compensation/Stock Option Committee intends to use Tower Perrins’ findings and analysis to assist it in negotiating the terms of our executive officers’ contracts when they come up for renewal. The use of an independent consultant provides additional assurance that our executive compensation programs are reasonable and consistent with our objectives and industry standards. Our Compensation/Stock Option Committee is comprised of non-employee directors as such term is defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. During the fiscal year ended December 31, 2006, our Compensation/Stock Option Committee met five times. Our Board of Directors has adopted a written charter for this committee setting out the functions that this committee is to perform, which can be found on our Web site at www.valassis.com.

Our Corporate Governance/Nominating Committee’s members are Marcella A. Sampson, Kenneth V. Darish and Dr. Walter H. Ku. Our Corporate Governance/Nominating Committee (i) assists our Board of Directors by identifying individuals qualified to become Board members and recommends to our Board of Directors the director nominees for the next annual meeting of stockholders, (ii) recommends to our Board of Directors the corporate governance guidelines applicable to us and (iii) takes a leadership role in shaping our corporate governance. Our Corporate Governance/Nominating Committee held two meetings during the fiscal year ended December 31, 2006. Our Board of Directors has adopted a written charter for this committee setting out the functions that this committee is to perform, which can be found on our Web site at www.valassis.com.

Our Corporate Governance/Nominating Committee evaluates the current members of our Board of Directors at the time they are considered for nomination. Our Corporate Governance/Nominating Committee also considers whether any new members should be added to our Board of Directors. In the past, candidates for independent director have been found through recommendations from members of our Board of Directors and other employees at our company. The Corporate Governance/Nominating Committee may also seek help from an executive search firm to assist in the selection process.

Our Corporate Governance/Nominating Committee has not established any specific minimum qualifications for a director but has adopted a set of criteria, which is attached to this proxy statement as Exhibit B, describing the qualities and characteristics that are sought for our Board of Directors as a whole. Our Corporate Governance/Nominating Committee does not give these criteria any particular weight and they are not equally applicable to all nominees. Our Corporate Governance/Nominating Committee may also from time to time identify particular characteristics to look for in a candidate in order to balance the skills and characteristics of our Board of Directors. Our Corporate Governance/Nominating Committee may modify these criteria from time to time and adopt special criteria to attract exceptional candidates to meet our specific needs.

Our Corporate Governance/Nominating Committee will consider recommendations from stockholders of potential candidates for nomination as director. Recommendations should be made in writing, including the candidate’s written consent to be nominated and to serve, and sufficient background information on the candidates to enable our Corporate Governance/Nominating Committee to properly assess the candidate’s qualifications. Recommendations should be addressed to our Corporate Secretary at our principal office and must be received no later than October 1, 2007 in order to be considered for the next annual meeting. The process for evaluating potential candidates recommended by stockholders and derived from other sources is substantially the same.

COMPENSATION/STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2006, Ambassador Faith Whittlesey, Patrick F. Brennan and Marcella A. Sampson served on the Compensation/Stock Option Committee. None of our Compensation/Stock Option Committee members (i) have ever been an officer or employee of our company, (ii) is or was a participant in a “related person” transaction in fiscal year 2006 (see the section entitled “Certain Relationships and Related Transactions” for a description of our Policy on Related Person Transactions) and (iii) is an executive officer of another entity, at which one of our executive officers serves on the board of directors.

INDEPENDENT DIRECTOR COMPENSATION

The table below summarizes the compensation paid by us to non-employee directors for the fiscal year ended December 31, 2006.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Patrick F. Brennan	55,885	24,001	126,238	206,124
Kenneth V. Darish	52,783	24,001	126,238	203,022
Dr. Walter H. Ku, PhD	52,166	24,001	126,238	202,405
Marcella A. Sampson	52,783	24,001	126,238	203,022
Ambassador Faith Whittlesey	53,918	24,001	126,238	204,157
Joseph B. Anderson, Jr.	22,353	12,006	8,500	42,859
Seth Goldstein(3)	13,055	11,995	131,888	156,938

(1)

This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of restricted stock granted in 2006 as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, refer to Note 8 of our financial statements in our Annual Report on Form 10-K/A for the year ended December 31, 2006, as filed with the SEC. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be realized by the directors.

(2)

This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of stock options granted in 2006 as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The stock options reflected in this column (in the form of dollar amounts) were granted on one or more of the following dates: April 1, 2005, October 1, 2005, April 1, 2006 and October 1, 2006 and had grant date fair values estimated using the Black-Scholes option-pricing method in accordance with SFAS 123R of $12.95, $15.76, $11.32 and $6.80, respectively. For additional information on the valuation assumptions with respect to the 2006 grants, refer to Note 8 of our financial statements in our Annual Report on Form 10-K/A for the year ended December 31, 2006, as filed with the SEC. These amounts reflect the company’s accounting expense for these awards, and do not correspond to the actual value that will be realized by the directors. The following directors have outstanding options as of December 31, 2006: Mr. Anderson (5,000), Mr. Brennan (44,000), Mr. Darish (39,000), Dr. Ku (30,000), Ms. Sampson (44,000) and Ambassador Whittlesey (66,000).

(3)	Mr. Goldstein served as our director from March 1999 until May 2006.

Beginning in 2007, our independent directors, or non-employee directors, are entitled to receive the following fees in connection with their participation on our Board of Directors and related Board committees: (i) an annual independent director retainer fee of $48,000 (an increase of $6,588 from 2006), which is comprised of $24,000 in cash (an increase of $6,626 from 2006) plus an annual grant of restricted stock, pursuant to our 2005 Employee and Director Restricted Stock Award Plan, having an aggregate fair market value equal to $24,000 granted on a pro-rated quarterly basis; and (ii) $2,570 (an increase of $87 from 2006) per board meeting attended in person, $1,284 (an increase of $43 from 2006) per board meeting attended by telephone, $1,284 (an increase of $43 from 2006) per committee meeting attended in person and $642 (an increase of $22 from 2006) per committee meeting attended by telephone. The committee attendance fees are payable only if the committee meeting is not scheduled in conjunction with (just before or after) a Board of Directors meeting and telephonic meeting fees are paid on a pro-rated basis if an independent director does not participate via telephone for the entire meeting.

In addition, our independent directors are eligible to receive non-qualified options to purchase an aggregate of 10,000 shares of our common stock annually pursuant to our 2002 Long-Term Incentive Plan (or such other plan applicable to our independent directors in effect from time to time). These options are granted in two semi-annual installments consisting of 5,000 stock options on April 1 and October 1 of each year, and have a strike price equal to the fair market value (as defined in our applicable stock option plan) of our common stock on the date of grant and become fully vested one year from the date of grant, with the same terms and conditions as our standard non-qualified stock option agreement for independent directors.

Upon a change of control (as defined in our applicable stock option plan) all shares with respect to which any option granted prior to the change of control shall become fully exercisable. In addition, if any payment provided to our independent directors on account of such acceleration of exercisability of such options upon a change of control would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 or any successor provision, our independent directors will be entitled to a gross-up payment.

Directors who are also our employees or employees of any of our affiliates do not receive any compensation for their services as a director. Accordingly, Messrs. Hoffman, Recchia and Schultz are not compensated as such for their services as directors.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION PHILOSOPHY

Our compensation philosophy is to develop and implement policies that will encourage and reward outstanding financial performance, seek to increase our profitability, and thereby increase stockholder value. Accordingly, a high proportion of executive compensation is tied in some manner to both short-term and long-term corporate performance. Maintaining competitive compensation levels in order to attract, retain and reward executives who bring valuable experience and skills to us is also an important consideration. Our executive compensation programs are designed to attract, hire and retain talented individuals and motivate them to achieve our business objectives and performance targets, including increasing long-term stockholder value. Most of our compensation elements simultaneously fulfill one or more of our performance, alignment and retention objectives.

COMPENSATION-SETTING PROCESS

Our management plays a significant role in the compensation-setting process. The most significant aspects of management’s role are:

•	evaluating executive performance;

•	establishing business performance targets and objectives; and

•	recommending salary levels and equity awards.

Working with management, our Compensation/Stock Option Committee of our Board of Directors then develops and implements compensation plans for our senior management. It conducts an annual review of our goals and objectives as related to the form and amount of executive compensation.

As is the case for all of our employees at a level of Vice President or above, each of our executive officers named in the Summary Compensation Table for Fiscal Year 2006 (whom we refer to as our named executive officers) is currently employed pursuant to a multi-year employment agreement. These multi-year employment agreements retain the services of the executives for an extended period and bind former executives to non-competition and non-solicitation obligations. Each of our named executive officers has been employed by us for over 20 years. The employment agreements with such named executive officers were first entered into immediately prior to our initial public offering consummated in 1992.

The minimum compensation to which each named executive officer is entitled is specified in their respective employment agreements. Accordingly, the Compensation/Stock Option Committee’s primary opportunity to modify fixed terms of executive compensation to reflect policy changes is at the time the agreement is up for renewal.

The length of time employment agreements are extended into the future is a result of a variety of factors, including the staggering of expiration dates of other executive employment agreements, the roles and responsibilities of the executive and a risk assessment of the executive being hired by one of our competitors.

In establishing and administering the variable elements in the compensation of our named executive officers, our Compensation/Stock Option Committee tries to recognize individual contributions, as well as overall business results. Compensation levels are also determined based upon the executive’s responsibilities, the efficiency and effectiveness with which he or she marshals resources and oversees the matters under his or her supervision, the degree to which he or she has contributed to the accomplishments of major tasks that advance our goals, including sales growth, earnings and acquisitions, and our current competitive environment, employee retention and morale. Our financial performance is a key factor that affects the overall level of compensation for our named executive officers.

During 2006, partially as a result of our then-pending acquisition of ADVO, Inc. and the combination of ADVO’s large employee base with the employees of Valassis, our Compensation/Stock Option Committee retained Towers Perrin Human Resources Services to review its compensation program and recommend appropriate changes. Since many of the businesses with which we compete for executive talent are substantially larger and have greater financial resources than we do, Towers Perrin compared the compensation for each of the 120 positions at our combined company with the compensation for similar persons in similar positions in the general industry, rather than limiting the comparison to our specific product competitors. Towers Perrin made a presentation to our Compensation/Stock Option Committee of its preliminary findings and recommendations at a meeting held on September 18, 2006. Following that meeting, our Compensation/Stock Option Committee hired Towers Perrin to refine its findings and recommendations and consult directly with the Committee. Our Compensation/Stock Option Committee intends to use the findings and analysis of Towers Perrin to assist it in negotiating the executive officer’s employment agreements that come up for renewal.

COMPENSATION ELEMENTS

Our cash and equity compensation structure for named executive officers includes the following elements:

•	base salary;

•	annual cash bonuses;

•	stock options and restricted stock awards;

•	retirement and other benefits; and

•	modest perquisites and personal benefits.

Cash Compensation

The annual cash compensation of our named executive officers consists of annual salary and cash bonuses. The cash compensation of each named executive officer (other than the Chief Executive Officer) may be increased based on an annual review of such officer’s performance by the Chief Executive Officer and his recommendations to our Compensation/Stock Option Committee. The cash compensation of the Chief Executive Officer may also be increased based on an annual review of his performance by the Compensation/Stock Option Committee.

(1) Salary

Base salary is the guaranteed element of an executive’s annual cash compensation. The salary of our named executive officers is governed by their employment agreements. During the years ended December 31, 2005 and 2006, our Compensation/Stock Option Committee did not increase named executive officer salaries given our financial performance.

(2) Incentive Bonuses

We have established and structured our annual cash bonus program to align executive goals with our earnings growth objectives for the current year. Under the employment agreements with our named executive officers, each is entitled to an incentive bonus of up to 100% of base salary if certain performance goals set by our Compensation/Stock Option Committee, or, in the case of Messrs. Herpich and Hogg, our Compensation/Stock Option Committee and Chief Executive Officer, are met. This reflects our objective of ensuring that a substantial amount of each named executive officer’s compensation is tied to the achievement of specific performance goals.

Pursuant to the named executive officer employment agreements, the 2006 incentive bonuses were paid two times during the year and were contingent upon our meeting semi-annual earnings per share, or EPS, targets that were set by our Compensation/Stock Option Committee in December 2005 for the six-month periods ending June 30, 2006 and December 31, 2006. Typically, our Compensation/Stock Option Committee sets the semi-annual EPS targets at the mid-point of the range of the EPS guidance that we intend to give to our stockholders in our earnings release. No bonus attributable to EPS performance targets is payable to any named executive officer unless actual EPS exceeds 70% of the EPS target for the period. In determining whether the performance targets have been achieved, the Compensation/Stock Option Committee adjusts for certain items described below under “Adjustments for Certain Items.” The Compensation/Stock Option Committee considered the expected decline in EPS for 2006 as compared to 2005 and, as a result, decided to limit for 2006 the annual amount of the bonus opportunity that each named executive officer could earn to 80% (or 40% with respect to each semi-annual bonus opportunity) of the executive’s annual base salary even in the event that the performance targets were obtained. The threshold and target award opportunities for the semi-annual cash incentive bonuses for 2006 are reported in the Grants of Plan-Based Awards in 2006 Fiscal Year table below. After the conclusion of the relevant six-month performance period, the Compensation/Stock Option Committee reviewed our applicable 2006 financial results and the resulting actual payments for 2006 (some of which were paid in 2007) are reported in the Summary Compensation Table for Fiscal Year 2006 in the column entitled “Non-Equity Incentive Compensation.” The actual semi-annual incentive bonuses paid to Messrs. Schultz, Hoffman and Recchia for 2006 represent the proportionate amounts of their respective target potential bonus opportunities (i.e., 40% of annual base salary) that correlate to the percentage of the EPS target (between 70% and 100%) achieved for the applicable six-month period during fiscal 2006. The actual semi-annual incentive bonuses paid to Messrs. Herpich and Hogg represent the sum of (i) the proportionate amounts of their respective target potential bonus opportunities (i.e., 20% of annual base salary) that correlate to the percentage of the EPS target (between 70% and 100%) achieved for the applicable six-month period during fiscal 2006 and (ii) the proportionate amounts of their respective target bonus opportunities that correlate to the percentage of the individual performance targets achieved for the applicable six-month period of fiscal 2006 set by our Chief Executive Officer; provided that, in no event can the sum of the semi-annual bonuses for either Messrs. Herpich or Hogg exceed 80% of their respective annual base salary. Our Compensation/Stock Option Committee bases awards on meeting EPS targets for the following reasons:

•	EPS is a meaningful measure of performance used by the marketplace to value stock.

•

We believe that a target based upon EPS emphasizes our commitment to reach and maintain a competitive rate of return on equity and achieve long-term growth in earnings, which are critical factors for assuring creation of value for our stockholders.

•	We believe that the use of EPS is an effective motivator because it is easy to track and clearly understood by employees.

Adjustments for Certain Items

Consistent with past practice and based on criteria established at the beginning of the performance period, our Compensation/Stock Option Committee adjusted the earnings results on which 2006 bonuses and performance awards were determined to eliminate the effect of certain items. The adjustments are intended to ensure that award payments represent the underlying growth of the core business and are not artificially inflated or deflated due to such items either in the award year or the previous (comparator) year. For the 2006 awards calculation, our Compensation/Stock Option Committee adjusted EPS to eliminate costs related to the litigation with, and subsequent acquisition of, ADVO, costs related to interest rate swaps entered into in anticipation of financing the ADVO acquisition, restructuring costs and asset write-off charges.

Additionally, we believe that by providing for bonuses twice a year instead of annually, a greater sense of urgency will motivate named executive officers to meet the targets.

Equity Compensation

We believe that equity compensation fosters the long-term perspective necessary for our success and ensures that the executives properly focus on shareholder value. Non-cash compensation of named executive officers currently consists of options granted under our 2002 Long-Term Incentive Plan and restricted stock granted pursuant to our 2005 Executive Restricted Stock Plan or our 2005 Employee and Director Restricted Stock Award Plan. Until April 2006, stock options were granted to the named executive officers in accordance with the amounts, terms and conditions of their employment agreements. Similarly, the amounts of restricted stock awarded to the named executive officers is also set forth in the executive’s respective employment agreement, except for Mr. Hogg who receives discretionary amounts that are approved by our Compensation/Stock Option Committee . Because the employment agreements did not specify any amounts to be granted after April 2006 and, after factoring in our financial performance and the Committee’s general shift to lower the percentage of stock options granted, the Compensation/Stock Option Committee did not grant any additional options to the named executive officers for 2006.

As of January 1, 2007, the Compensation/Stock Option Committee granted options for fiscal 2007 in the following amounts: Mr. Schultz (45,000), Mr. Herpich (25,000), Mr. Hoffman (25,000), Mr. Hogg (25,000) and Mr. Recchia (25,000).

(1) Performance-based options

The exercise price of each stock option awarded to our named executive officers under our 2002 Long-Term Incentive Plan is the closing sales price of our common stock on the date of grant. The grant dates are determined without regard to anticipated earnings or other major announcements by us.

Until April 1, 2006, each of our named executive officers was entitled to a fixed number of stock options granted twice a year pursuant to their employment agreements. Stock options produce value for executives only if our stock price increases over the option exercise price.

Although there are no particular targets with respect to named executive officers’ holdings of stock options, in general, the higher the level of an executive officers’ responsibility, the larger this stock-based component of his compensation will be.

To further strengthen the commonality of interest between named executive officers and our stockholders, these performance-based stock options provide accelerated vesting in one-third increments as our common stock meets certain specified price per share targets, which are typically increases of $5.00, $10.00 and $15.00 per share over the then-current fair market value at the time of grant. Generally, if our common stock does not reach the price per share targets, these options vest after five years from the date of grant. The number of shares subject to the performance options is determined in the case of the named executive officers by their employment agreements. Our Compensation/Stock Option Committee believes that these performance-based options provide even greater motivation for our named executive officers to achieve our performance targets.

(2) Restricted stock

In order to further incentivize management during the terms of their employment agreements, our named executive officers are entitled to a fixed number of shares of restricted stock each year, which are generally granted on the first day of the subsequent year. They are entitled to earn an additional number of restricted shares if the Compensation/Stock Option Committee determines that 80% of the EPS targets have been met and an additional number of restricted shares if 115% of the EPS targets have been met. The amount of restricted stock is specified in the executive’s employment agreement and the applicable performance target is set by the Committee each year. In order to enhance the awards’ incentives for longer term focus and retention, the shares of restricted stock referred to above are subject to vesting in approximately equal portions over a three-year period, or one year, in the case of the performance-based restricted stock awards granted to the Chief Executive Officer pursuant to his employment agreement. We believe that grants of restricted stock further a sense of stock ownership by our named executive officers and give us a significant advantage in retaining and motivating key executives.

Voluntary Stock Ownership Guidelines

To align the interests of executive officers with the interest of our stockholders, we have adopted the following voluntary guidelines for executive officers to maintain a minimum number of shares in our common stock (excluding stock options):

Chief Executive Officer of Valassis:	3X annual base salary

Executive Vice Presidents of Valassis and Presidents of NCH and ADVO:	2X annual base salary

Senior Vice Presidents and Vice Presidents of Valassis and ADVO:	1X annual base salary

Executives have two years from a promotion to each level to be in compliance with these voluntary guidelines.

Retirement Plans

Executive officers (as well as all of our employees) also are eligible to participate in Valassis Employees’ Retirement Savings Plan and certain executive officers are eligible to participate in the Supplemental Benefit Plan, which provides for supplemental benefits to those participants for a period of 10 years commencing upon death, retirement or other termination of employment. See the section entitled “Pension Benefits” for additional information.

Perquisites and Other Personal Benefits

Named executive officers are entitled to limited perquisites and personal benefits including, among other things, all or a combination of, car allowance, tax and accounting advice and country club membership. The perquisites and personal benefits are detailed in the named executive officer’s employment agreements.

Change of Control

Our named executive officers are entitled to certain benefits upon a change of control (as defined in our applicable stock plan). These change of control benefits are designed to promote stability and continuity of senior management. Information regarding applicable payments upon a change of control for the named executive officers is provided under the heading “Potential Payments and Benefits Upon Termination.”

INCOME TAX AND ACCOUNTING CONSIDERATIONS

In the event total compensation for any named executive officer exceeds the $1 million threshold at which tax deductions are limited under Internal Revenue Code Section 162(m), our Compensation/Stock Option Committee intends to balance tax deductibility of executive compensation with its responsibility to retain and motivate executives with competitive compensation programs. As a result, our Compensation/Stock Option Committee may take such actions as it deems to be in the best interests of the stockholders, including: (i) provide non-deductible compensation above the $1 million threshold; (ii) require deferral of a portion of the bonus or other compensation to a time when payment may be deductible by us; and/or (iii) modify existing programs to qualify bonuses and other performance-based compensation to be exempt from the deduction limit.

As a result of Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment, or SFAS 123R, our Compensation/Stock Option Committee has shifted its equity compensation mix for executive officers to a greater percentage of restricted stock rather than stock options. Thus, with respect to 2006, after April 2006 when the executive officers’ employments agreements no longer required a specific amount of options to be granted, our Compensation/Stock Option Committee did not grant any options to the named executive officers during the remainder of 2006. Furthermore, during 2007, the Compensation/Stock Option Committee has decreased the number of options granted (as compared to prior years).

COMPENSATION/STOCK OPTION COMMITTEE REPORT

We, the Compensation/Stock Option Committee of the Board of Directors of Valassis Communications, Inc, have reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of the Company, and, based on such review and discussion, have recommended to the Board of Directors inclusion of the Compensation Discussion and Analysis in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10K/A, for the year ended December 31, 2006.

COMPENSATION/STOCK OPTION COMMITTEE

Ambassador Faith Whittlesey, Chairman

Patrick F. Brennan

Marcella A. Sampson

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2006

The following Summary Compensation Table sets forth the compensation of Alan F. Schultz, our Chief Executive Officer and President, Robert L. Recchia, our Executive Vice President, Chief Financial Officer and Treasurer, and our other three most highly compensated executive officers who served in such capacities on December 31, 2006.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Alan F. Schultz Chief Executive Officer, President and Director	2006	780,000	384,525	1,459,940	193,050	151,861	54,398	3,023,774
Robert L. Recchia Executive Vice President, Chief Financial Officer, Treasurer and Director	2006	390,000	80,246	547,648	96,525	77,475	52,875	1,244,769
Barry P. Hoffman Executive Vice President, General Counsel, Secretary and Director	2006	390,000	80,246	559,889	96,525	77,475	27,924	1,232,059
Richard Herpich Executive Vice President of U.S. Sales	2006	360,000	80,246	460,258	125,190	103,729	39,562	1,168,985
William F. Hogg, Jr. Executive Vice President of Manufacturing and Client Services	2006	290,000	29,070	431,844	138,431	—	29,433	918,778

(1)

This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of shares of restricted stock granted in 2006 as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, refer to Note 8 of the financial statements in the Form 10-K/A for the year ended December 31, 2006, as filed with the SEC. See the Grants of Plan-Based Awards Table for information on awards made in 2006. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that may be realized by the named executive officers.

(2)

This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of stock options granted to each of the named executive officers, in 2006 as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the 2006 grants, refer to Note 8 of the financial statements in the Form 10-K/A for the year ended December 31, 2006, as filed with the SEC. For information on the valuation assumptions with respect to grants made prior to 2006, refer to Note 8 of the financial statements in the Form 10-K/A for the respective year-end. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that may be realized by the named executive officers. See the Grants of Plan-Based Awards Table for information on options granted in 2006.

(3)

This column reflects amounts earned pursuant to bonus opportunities established under the named executive officers’ employment agreements, and in the case of Mr. Schultz, in accordance with our Amended and Restated Senior Executive Bonus Plan. The EPS performance targets were set by our Compensation/Stock Option Committee as described in the Compensation Discussion and Analysis. In addition, certain performance targets for Messrs. Herpich and Hogg were set by our Chief Executive Officer.

(4)

This column represents the change during 2006 in the present value of the benefits payable under the Supplemental Benefit Plan to each of the named executive officers that are participants under the plan. See the section entitled “Pension Benefits” for additional information, including the present value assumptions used in this calculation. We do not have a nonqualified deferred compensation plan.

(5)	The compensation represented by the amounts set forth in the All Other Compensation column for the named executive officers are actual costs and are detailed in the following table.

Name	Common Stock Match in Employee Stock Purchase Plan ($)(1)	Contribution to Employee Profit Sharing Plan ($)(2)	Tax Preparation Fees ($)	Car Allowance ($)	Country Club Dues ($)
Alan F. Schultz	—	16,590	21,450	2,800	13,558
Robert L. Recchia	21,400	16,590	2,915	6,510	5,460
Barry P. Hoffman	700	16,590	1,495	9,139	—
Richard Herpich	2,100	16,590	—	7,314	13,558
William F. Hogg, Jr.	—	16,590	3,750	9,093	—

(1)

This column represents matching contributions to the named executive officer’s employee stock purchase plan account. The matching contributions are equal to 25% of the executive’s contribution to the employee stock purchase plan, pursuant to which all employees are eligible to participate, and are in the form of our common stock.

(2)	This column represents contributions we made on behalf of the named executive officers to our Employees’ Profit Sharing Plan, pursuant to which all employees participate.

GRANTS OF PLAN-BASED AWARDS IN 2006 FISCAL YEAR

The following table shows the range of potential payments that could have been earned under the cash and equity incentive awards to named executive officers in 2006, as well as the time-vested and performance-based stock awards made to them for the year ended December 31, 2006.

Name	Grant Date(1)	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards				Stock Awards: Number of Shares of Stock or Units (#)		Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Options Awards ($)(3)
		Threshold ($)		Target ($)		Threshold (#)		Maximum (#)
Alan F. Schultz	1/1/06					11,250	(4)	22,500	(5)	11,250	(6)		654,075
Alan F. Schultz		9,750	(7)	312,000	(8)
Alan F. Schultz		9,750	(7)	312,000	(8)
Alan F. Schultz	4/1/06					135,000	(9)					29.37	1,528,200
Robert L. Recchia	1/1/06					2,250	(4)	4,500	(5)	2,250	(6)		130,815
Robert L. Recchia		4,875	(7)	156,000	(8)
Robert L. Recchia		4,875	(7)	156,000	(8)
Robert L. Recchia	4/1/06					56,250	(9)					29.37	636,750
Barry P. Hoffman	1/1/06					2,250	(4)	4,500	(5)	2,250	(6)		130,815
Barry P. Hoffman		4,875	(7)	156,000	(8)
Barry P. Hoffman		4,875	(7)	156,000	(8)
Barry P. Hoffman	4/1/06					56,250	(9)					29.37	636,750
Richard Herpich	1/1/06					2,250	(4)	4,500	(5)	2,250	(6)		130,815
Richard Herpich		2,250	(10)	144,000	(11)
Richard Herpich		2,250	(10)	144,000	(11)
William F. Hogg, Jr.	1/1/06									3,000	(6)		87,210
William F. Hogg, Jr.		1,813	(10)	116,000	(11)
William F. Hogg, Jr.		1,813	(10)	116,000	(11)
William F. Hogg, Jr.	4/1/06					43,750	(9)					29.37	495,250

(1)	Each named executive officer, other than Mr. Hogg, is entitled to earn equity awards during each year of the term of his employment agreement.

(2)	This exercise price represents the closing sales price of our common stock on the date of grant.

(3)

This column shows the full grant date fair value of equity awards granted in 2006 computed in accordance with SFAS 123R, except that no assumptions as to forfeitures were made. A discussion of the assumptions used in calculating grant date fair value is set forth in Note 8 of the financial statements in the Form 10-K/A for the year ended December 31, 2006, as filed with the SEC.

(4)

These amounts reflect potential payouts of restricted stock corresponding to the achievement of 80% of the EPS performance target, which shares, if granted, would vest ratably over three years (except in the case of Mr. Schultz for whom the shares would vest after one year). In 2006, the performance target was not satisfied.

(5)

These amounts reflect potential payouts of restricted stock corresponding to the achievement of 115% of the EPS performance target, which shares, if granted, would vest ratably over three years (except in the case of Mr. Schultz for whom the shares would vest after one year). In 2006, the performance target was not satisfied.

(6)	These restricted stock awards vest ratably over three years.

(7)

These amounts reflect the minimum value of the potential incentive cash bonus payout if our EPS exceeded 70% of the EPS target for each applicable six-month opportunity period. The EPS target is set by the Compensation/Stock Option Committee, as more completely described in the Compensation Discussion and Analysis.

(8)

These amounts reflect the value of the potential incentive cash bonus payout if 100% of the EPS target was satisfied for each applicable six-month opportunity period. Even though such executive’s employment agreement provides for a potential bonus opportunity of 100% of annual base salary, the Compensation/Stock Option Committee decided to limit the amount of bonus to 80% of the executive’s annual base salary as more completely described in the Compensation Discussion and Analysis.

(9)

These options were granted pursuant to the respective employment agreements of the named executive officers and become exercisable in increments of 33.333%, 33.333% and 33.334% at such time that the closing sales price per share of our common stock is equal to or exceeds $34.37, $39.37 and $44.37, respectively. In any event, however, the options vest by April 1, 2011 and will be exercisable until April 1, 2013. See the discussion following this table.

(10)

These amounts reflect the minimum value of the potential incentive cash bonus payout for each applicable six-month opportunity period if (i) our EPS exceeded 70% of the EPS target and (ii) the named executive officer did not achieve his individual performance targets set by our Chief Executive Officer. The EPS target is set by the Compensation/Stock Option Committee, as more completely described in the Compensation Discussion and Analysis.

(11)

These amounts reflect the value of the potential incentive cash bonus payout for each applicable six-month opportunity period if (i) 100% of the EPS target was satisfied and (ii) the named executive officer achieved his individual performance targets set by our Chief Executive Officer. Even though such executive’s employment agreement provides for a potential bonus opportunity of 100% of annual base salary, the Compensation/Stock Option Committee decided to limit the amount of bonus to 80% of the executive’s annual base salary as more completely described in the Compensation Discussion and Analysis.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Contracts

We have employment agreements with each of our named executive officers. The following summary of certain provisions of these employment agreements does not purport to be complete and is subject to and is qualified in its entirety by reference to the actual text of the employment agreements of the named executive officers, copies of which are exhibits to our SEC filings.

Mr. Schultz’s employment agreement expires December 31, 2008, Mr. Herpich’s employment agreement expires December 31, 2009, Mr. Recchia’s and Mr. Hoffman’s employment agreements each expires December 31, 2008 and Mr. Hogg’s employment agreement expires on March 31, 2008. Mr. Schultz’s employment agreement provides that he is entitled to an annual base salary equal to $780,000. Pursuant to their respective employment agreements, Mr. Hoffman and Mr. Recchia are each entitled to an annual base salary equal to $390,000. Mr. Herpich’s employment agreement provides that he is entitled to an annual base salary equal to $360,000. Mr. Hogg’s employment agreement provides that he is entitled to an annual base salary of $290,000. For 2006, salaries paid to our named executive officers accounted for the following percentages of their total compensation: Mr. Schultz (26%), Mr. Recchia (31%), Mr. Hoffman (32%), Mr. Herpich (31%) and Mr. Hogg (32%).

Further, the employment agreements of each of Mr. Herpich, Mr. Hoffman and Mr. Recchia provide that each of these executives is entitled to receive 2,250 shares of restricted stock for each year during the term of his respective employment agreement pursuant to our applicable restricted stock award plan and up to an additional 4,500 shares of restricted stock for each year during the term of his employment agreement if we achieve certain performance targets. Mr. Schultz’s employment agreement provides that he is entitled to receive 11,250 shares of restricted stock for each year during the term of his employment agreement and up to an additional 22,500 shares of restricted stock for each year during the term of his employment agreement pursuant to our applicable executive restricted stock award plan if we achieve certain performance targets. In addition, pursuant to the terms of the employment agreements of Mr. Schultz, Mr. Recchia and Mr. Hoffman, all of these executives may be entitled to semi-annual bonuses of up to 50% of their annual salary if we achieve certain performance targets set by our Compensation/Stock Option Committee. Messrs. Herpich’s and Hogg’s employment agreements provide that they are entitled to a semi-annual bonus of up to 25% of their annual salary if we achieve certain performance targets set by our Compensation/Stock Option Committee and a semi-annual bonus of up to 25% of their annual salary in accordance with certain performance targets (sales targets in the case of Mr. Herpich) set annually by our Chief Executive Officer. See the Compensation Discussion and Analysis for additional information regarding the vesting periods applicable to the restricted stock awards described in this paragraph, as well as the performance targets applicable to certain of such awards.

Each of the employment agreements with our named executive officers provides that such executive officers were eligible to receive non-qualified stock options to purchase a fixed number of shares of our common stock pursuant to our 2002 Long-Term Incentive Plan (or such other plan applicable to our executives in effect from time to time). The aggregate number of stock options granted pursuant to the employments agreements with Messrs. Schultz, Herpich, Hoffman, Recchia and Hogg were 1,080,000, 393,000, 450,000, 450,000 and 350,000, respectively. Such options were granted by us in eight semi-annual installments on April 1 and October 1 commencing on October 1, 2002 through April 1, 2006; provided, however, that the options that were granted to Mr. Herpich were in seven semi-annual installments ending on October 1, 2005 which corresponded with the term of his employment agreement at the time such provision was added. Each option had an exercise price equal to the fair market value of our common stock on the date of grant and becomes fully vested five years from such date of grant and exercisable for two years thereafter. Such options will earlier vest in one-third increments if and as our common stock meets certain specified price per share targets. See the table above entitled “Grants of Plan-Based Awards in 2006 Fiscal Year.”

Provisions of the employment agreements that relate to severance are described below in the section entitled “Potential Payments and Benefits Upon Termination.”

Non-equity Incentive Plan Compensation

The non-equity incentive plan compensation set forth in the Summary Compensation Table for Fiscal Year 2006 reflects annual cash incentive compensation under the executives’ employment agreements. Annual cash incentive compensation is earned based upon the achievement of a threshold EPS target and is payable as a percentage of salary as set forth in the executive’s employment agreement.

The threshold and target amounts set forth in the Grants of Plan-Based Awards in 2006 Fiscal Year table represent the potential amounts that could be earned if our EPS exceeded 70% or achieved 100%, respectively, of the EPS target set by the Compensation/Stock Option Committee for each applicable six-month opportunity period.

Restricted Stock

We grant restricted stock to Messrs. Schultz, Recchia, Hoffman and Herpich pursuant to our 2005 Executive Restricted Stock Plan and our 2005 Employee and Director Restricted Stock Award Plan in amounts set forth in the executives’ employment agreements. From time to time, we grant restricted stock to Mr. Hogg pursuant to our 2005 Executive Restricted Stock Plan and our 2005 Employee and Director Restricted Stock Award Plan in discretionary amounts that are approved by our Compensation/Stock Option Committee. Each year, one third of the shares of restricted stock provided for in the named executive officers’ employment agreements vest over a three-year period and are non-performance based. The remaining two thirds of the shares of restricted stock granted pursuant to the employment agreements are granted based upon the achievement of specified financial performance targets and then generally vest over a three-year period (one year in the case of Mr. Schultz), beginning with the first anniversary of the grant date. For more information about these performance targets and the vesting schedules, see “Compensation Discussion and Analysis.”

Shares of restricted stock vest immediately upon the death, disability, retirement or termination without cause (as defined in the applicable plan) of the executive or upon a change of control of the company as well as upon termination for good reason (as defined in the plan) if granted under our 2005 Executive Restricted Stock Plan. During the vesting period, the executives are the beneficial owners of the shares of restricted stock and possess all voting and dividend rights provided the executives remain employed. Currently, we have no plans to pay cash dividends.

Stock Options

We grant stock options to our named executive officers pursuant to our 2002 Long-Term Incentive Plan. The option exercise price is equal to the closing sales price of our common stock on the date of grant. One third of the stock options will vest at each of three common stock market price thresholds, provided that in any event the options will vest five years from the date of grant and have a term of two years thereafter. Stock options are not transferable other than by will or the laws of descent and distribution. Stock options will become immediately exercisable in the event of a change of control of the Company (as defined in the plan) and, in certain instances in the discretion of the Compensation/Stock Option Committee, in the event the holder is no longer employed by reason of retirement, disability, death or otherwise.

Additional Information

We have provided additional information regarding the compensation we pay to our named executives in Compensation Discussion and Analysis.

OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR-END

The following table provides information on the holdings of stock option and stock awards by the named executive officers on December 31, 2006. This table includes options that are exercisable, unearned options (with performance conditions that had not been satisfied), unvested restricted stock and unearned stock (with performance conditions that had not been satisfied). The vesting schedule for each grant that has not yet vested is shown following this table, based on the option or stock award grant date. The market value of the stock awards is based on the closing market price of our stock as of December 29, 2006 (the last business day of 2006), which was $14.50. For additional information about the option awards and stock awards, see the description of equity incentive compensation in the Compensation Discussion and Analysis.

	Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Stock Grant Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Alan F. Schultz	12/5/2000	93,750		28.3125	12/5/2007
	12/4/2001	93,125		35.51	12/4/2008
	10/1/2002	135,000		35.20	10/1/2009
	4/1/2003	90,000	45,000	25.71	4/1/2010
	10/1/2003	90,000	45,000	26.90	10/1/2010
	4/1/2004	135,000		30.76	4/1/2011
	10/1/2004	135,000		30.10	10/1/2011
	4/1/2005	135,000		35.26	4/1/2012
	4/1/2006	0	135,000	29.37	4/1/2013
						1/1/2004		3,750	54,375
						1/1/2005		7,500	108,750
						1/1/2006		11,250	163,125
						1/1/2006	A	11,250	163,125
Robert L. Recchia	12/5/2000	6,250		28.3125	12/5/2007
	12/4/2001	16,875		35.51	12/4/2008
	10/1/2002	28,125		35.20	10/1/2009
	4/1/2003	18,750	9,375	25.71	4/1/2010
	10/1/2003	18,750	9,375	26.90	10/1/2010
	4/1/2004	56,250		30.76	4/1/2011
	10/1/2004	56,250		30.10	10/1/2011
	4/1/2005	56,250		35.26	4/1/2012
	4/1/2006	0	56,250	29.37	4/1/2013
						1/1/2004		750	10,875
						1/1/2004		750	10,875
						1/1/2005		1,500	21,750
						1/1/2005		1,500	21,750
						1/1/2006		2,250	32,625
						1/1/2006		2,250	32,625
Barry P. Hoffman	12/5/2000	33,000		28.3125	12/5/2007
	12/4/2001	21,300		35.51	12/4/2008
	10/1/2002	56,250		35.20	10/1/2009
	4/1/2003	0	18,750	25.71	4/1/2010
	10/1/2003	37,500	18,750	26.90	10/1/2010
	4/1/2004	56,250		30.76	4/1/2011
	10/1/2004	56,250		30.10	10/1/2011
	4/1/2005	56,250		35.26	4/1/2012
	4/1/2006	0	56,250	29.37	4/1/2013
						1/1/2004		750	10,875
						1/1/2004		750	10,875
						1/1/2005		1,500	21,750
						1/1/2005		1,500	21,750
						1/1/2006		2,250	32,625
						1/1/2006		2,250	32,625
Richard Herpich	12/5/2000	10,967		28.3125	12/5/2007
	12/4/2001	20,090		35.51	12/4/2008
	10/1/2002	56,143		35.20	10/1/2009
	4/1/2003	0	18,714	25.71	4/1/2010
	10/1/2003	0	18,715	26.90	10/1/2010
	4/1/2004	56,143		30.76	4/1/2011
	10/1/2004	56,143		30.10	10/1/2011
	4/1/2005	56,143		35.26	4/1/2012
						1/1/2004		750	10,875
						1/1/2004		750	10,875
						1/1/2005		1,500	21,750
						1/1/2005		1,500	21,750
						1/1/2006		2,250	32,625
						1/1/2006		2,250	32,625
William F. Hogg, Jr.	12/2/1997	6,000		20.2917	12/2/2007
	12/5/2000	9,058		28.3125	12/5/2007
	7/1/2001	100,000		35.80	7/1/2011
	12/4/2001	15,256		35.51	12/4/2008
	12/4/2001	8,000		35.51	12/4/2011
	10/1/2002	43,750		35.20	10/1/2009
	4/1/2003	29,167	14,583	25.71	4/1/2010
	10/1/2003	29,166	14,584	26.90	10/1/2010
	4/1/2004	43,750		30.76	4/1/2011
	10/1/2004	43,750		30.10	10/1/2011
	4/1/2005	43,750		35.26	4/1/2012
	4/1/2006	0	43,750	29.37	4/01/2013
						1/1/2006		3,000	43,500

Outstanding Option Awards Vesting Schedule

Grant Date	Vesting Schedule
4/1/2003	Vests in increments of 33.333%, 33.333% and 33.334% at such time that the closing sales price per share of our common stock is equal to or exceeds $30.71, $35.71 and $40.71, respectively. In any event, however, the options vest in five years.
10/1/2003	Vests in increments of 33.333%, 33.333% and 33.334% at such time that the closing sales price per share of our common stock is equal to or exceeds $31.90, $36.90 and $41.90, respectively. In any event, however, the options vest in five years.
4/1/2006	Vests in increments of 33.333%, 33.333% and 33.334% at such time that the closing sales price per share of our common stock is equal to or exceeds $34.37, $39.37 and $44.37, respectively. In any event, however, the options vest in five years.

Outstanding Stock Awards Vesting Schedule

Grant Date	Vesting Schedule
1/1/2004	Vests in increments of 33.333%, 33.333% and 33.334% for three years.
1/1/2005	Vests in increments of 33.333%, 33.333% and 33.334% for three years.
1/1/2006	Vests in increments of 33.333%, 33.333% and 33.334% for three years.
1/1/2006A	Vests 100% in one year.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2006

The following table provides information for the named executive officers on the number of shares acquired and value realized upon exercise of stock options and the number of shares acquired and the value realized upon the vesting of restricted stock, in each case during the year ended December 31, 2006 (and before payment of any applicable withholding tax).

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Alan F. Schultz	39,600	396,329	22,500	654,075
Robert L. Recchia	7,500	64,958	4,500	130,815
Barry P. Hoffman	—	—	4,500	130,815
Richard Herpich	—	—	4,500	130,815
William F. Hogg, Jr.	—	—	—	—

(1)	Amounts reflect the difference between the exercise price of the option and the closing market price at the time of exercise.

(2)	Amounts reflect the closing market value of the common stock on the day that the stock vested.

PENSION BENEFITS

We established a Supplemental Benefit Plan in 1998 and amended the Plan in 2002. Our Supplemental Benefit Plan covers management employees who are designated by our Compensation/Stock Option Committee. Participating employees earn credited service for each year of continuous service with us. The annual amount of supplemental benefit is calculated by multiplying a participant’s years of credited service by 2 percent of the participant’s average annual base compensation while employed by us for the 36 months immediately preceding retirement or other termination of employment. The normal retirement age is 65 or such earlier time as the participant is disabled, dies, is terminated without cause or there is a change of control of the company. The amount of supplemental benefit provided by our Supplemental Benefit Plan is payable semi-annually for a period of 10 years, commencing upon retirement, death or other termination of employment. The Supplemental Benefit Plan also provides that each participant is entitled to continued medical, prescription and dental benefits on terms similar to those provided under company-sponsored plans for a period of 10 years following retirement or other termination of employment. The benefits under the Supplemental Benefit Plan are provided subject to the participating employee’s compliance with the non-competition and non-solicitation provision in the plan. Any participant who violates the non-competition and non-solicitation restrictions forfeits participation under the plan and any further benefits thereunder. Participants do not contribute to the plan. The plan is unfunded and not qualified for tax purposes.

Base compensation under the plan excludes bonuses, commissions or other compensation of any kind. Three-year average base compensation for each of Mr. Schultz, Mr. Hoffman, Mr. Recchia and Mr. Herpich, who were participants under the plan as of the end of the last fiscal year is: Alan F. Schultz $773,333, Barry P. Hoffman $386,667, Robert L. Recchia $386,667 and Richard Herpich $356,667. The benefits under the Supplemental Benefit Plan are not subject to any deduction for Social Security or any other offset amounts.

The table below shows the present value of accumulated benefits at December 31, 2006 payable to each of the covered named executive officers, including the number of years of service credited to such named executive officers, under our Supplemental Benefit Plan using a discount rate of 5%.

Name	Plan Name	Number of years of Credited Service (#)	Present Value of Accumulated Benefit(1) ($)
Alan F. Schultz	Supplemental Benefit Plan	22	2,704,866
Robert L. Recchia	Supplemental Benefit Plan	24	1,510,571
Barry P. Hoffman	Supplemental Benefit Plan	24	1,510,571
Richard Herpich	Supplemental Benefit Plan	28	1,619,705

(1)

Includes the estimated incremental lump-sum present value of the payment obligations of our company with respect to continued medical, prescription and retirement benefits for each of the officers named in the table, calculated in accordance with generally accepted accounting principles for financial reporting purposes assuming (a) termination occurred on December 31, 2006, (b) a 5% discount rate, and (c) increases in the cost of coverage trending from 11% to 5% over the ten-year coverage term.

POTENTIAL PAYMENTS AND BENEFITS UPON TERMINATION

Estimated Payments Upon Death or Disability

In the event of a termination by reason of death or disability of an executive officer (as defined in the respective employment agreements), we are required to pay to such executive or his estate in a lump-sum his annual base salary through the date of termination and any deferred compensation and any accrued vacation pay to the date of termination. If this occurs, Messrs. Schultz, Recchia and Hoffman are also entitled to receive an amount equal to the executive’s pro rata share of his semi-annual bonus for the six-month period in which his employment terminates (based on the achievement of certain performance targets at the end of the six-month period).

Estimated Payments Upon Termination For Other Reasons

Under the terms of the employment agreements with Messrs. Schultz, Hoffman and Recchia, if we terminate the executive’s employment other than for Cause (as defined in the respective employment agreements), or if the executive terminates his employment for Good Reason (as defined in the respective employment agreements), then the executive is entitled to receive his base salary for the duration of the term of his employment agreement, a lump-sum cash bonus in an amount equal to two times his maximum semi-annual cash bonus for the current six-month period (whether or not earned), and any deferred compensation and any accrued vacation pay to the date of termination. The executive is also entitled to receive the pro rata share of his semi-annual bonus for the six-month period in which his employment terminates (based on the achievement of certain performance targets at the end of the six-month period). Under the terms of the employment agreements with Messrs. Herpich and Hogg, if we terminate the executive’s employment other than for Cause (as defined in the respective employment agreements), then we shall continue to pay such executive a base salary for the duration of the term of his employment agreement, a lump-sum cash bonus in an amount equal to two times his maximum semi-annual cash bonus for the current six-month period (whether or not earned), and any deferred compensation and any accrued vacation pay to the date of termination. All of the employment agreements with the named executive officers provide that, under certain circumstances, we are also required to maintain our executive’s participation in all employee welfare and medical benefit plans in which the executive was eligible to participate at the time of his termination.

If we terminate the employment of Messrs. Schultz, Hoffman or Recchia for Cause, or any of them terminates his employment with us without Good Reason, such executive officer is entitled to receive any compensation earned through the date of termination and any previously deferred compensation. Following this payment, except as provided below, we shall then have no further obligations to the terminated executive officer under his employment agreement. Under the terms of the employment agreements for Messrs. Herpich and Hogg, if we terminate the employment of such executive officer for Cause, we shall pay such executive officer any compensation earned through the date of termination and any previously deferred compensation. Following this payment, we shall then have no further obligations to the terminated executive officer under his employment agreement.

The employment agreements with our named executive officers prohibit the executives from competing with us during the periods of their scheduled employment with us. In the case of Mr. Herpich and Mr. Hogg, this non-competition provision may continue for up to two years following the termination of his employment, at our option, provided that we pay Mr. Herpich and Mr. Hogg his then-existing annual base salary during the extended period. In the cases of Messrs. Hoffman and Recchia, this non-competition provision continues for up to two years following the termination of their respective employment with us, provided that during the extended period the executives furnish advisory and consulting services to us and we pay such executives, as applicable, their annual base salaries. Mr. Schultz’s employment agreement provides that this non-competition provision extends for seven years after the later of the expiration date of his employment period or severance period, as the case may be, so long as we pay Mr. Schultz his annual base salary during each of the first three years of such seven-year period as well as an amount equal to one-half of such annual base salary during each of the last four years of such period.

Estimated Payments Upon a Change of Control

Upon a change of control (as defined in our applicable stock option plan) all options granted to the named executive officers become fully exercisable. In addition, the employment agreements provide that if any payment provided to these named executive officers on account of such acceleration of exercisability of such options upon a change of control would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 or any successor provision, these named executive officers will be entitled to a gross-up payment. Upon a change of control (as defined in our applicable restricted stock plan), shares of restricted stock vest immediately. In addition, a change of control of our company could result in one or more of the executives being terminated other than for Cause, or one or more of Messrs. Schultz, Recchia and Hoffman terminating his respective employment for Good Reason. In either of these events, the severance arrangements described above would apply.

The tables below describe and quantify certain compensation that would become payable under existing plans and arrangements if the named executive officer’s employment had terminated on December 31, 2006, given the named executive officer’s compensation and service levels as of such date and, if applicable, based on our closing stock price on that date. These benefits are in addition to benefits available generally to salaried employees. In addition, the tables below do not include amounts that the participating named executive officers are entitled to under our Supplemental Benefit Plan, which are discussed above under “Pension Benefits.” Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event and our stock price.

ALAN F. SCHULTZ

The following table shows the potential payments upon termination or a change of control of the company for Mr. Schultz, our President and Chief Executive Officer.

	Voluntary Retirement ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary not for Cause ($)	Good Reason ($)	Involuntary for Cause ($)	Change of Control ($)	Disability ($)	Death ($)
Severance(1)	—	—	—	2,271,750	2,271,750	—	2,271,750	—	—
Accelerated Options(2)	0	0	0	0	0	0	0	0	0
Accelerated Restricted Stock(3)	—	—	489,375	489,375	489,375	—	489,375	489,375	489,375
Continuation of Healthcare Benefits(4)	—	—	—	—	—	—	—	—	—
Non-compete(5)	3,780,000	3,780,000	3,780,000	3,780,000	3,780,000	3,780,000	3,780,000	3,780,000	—
Estimated Tax Gross-up(6)	—	—	—	—	—	—	0	—	—

(1)

Reflects (i) annual base salary paid bi-weekly for the remainder of the term of the executive’s employment agreement following termination, plus (ii) a lump-sum bonus equal to two times the executive’s maximum semi-annual cash bonus for the current six-month period plus a pro rata share of the executive’s semi-annual bonus for the six month period in which termination occurs (whether earned or not).

(2)

Reflects the value of options that become fully exercisable following the date of termination. Mr. Schultz has options exercisable for 225,000 shares of our common stock which vest upon termination. However, the intrinsic value of the unexercisable options as of December 31, 2006 was $0 because the exercise price of each option was higher than our stock price on such date.

(3)	Reflects the shares of restricted stock that would become vested and the value on December 31, 2006 is shown at $14.50 per share.

(4)	For information regarding the value of all future payments which the executive would be entitled to receive under our health plans, see the section entitled “Pension Benefits.”

(5)	Reflects the estimated value of all future payments (paid bi-weekly) which the executive would be entitled to receive pursuant to the non-competition provision contained in his employment agreement.

(6)

Under the executive’s employment agreement, we have agreed to reimburse the executive for all excise taxes that are imposed on the executive by Section 280G and Section 4999 of the Internal Revenue Code and any income and excise taxes that are payable by the executive as a result of any reimbursements for Section 280G and Section 4999 excise taxes. No excise tax under Section 280G and Section 4999 of the Internal Revenue Code applies.

ROBERT L. RECCHIA

The following table shows the potential payments upon termination or a change of control of the company for Mr. Recchia, our Executive Vice President, Chief Financial Officer and Treasurer.

	Voluntary Retirement ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary not for Cause ($)	Good Reason ($)	Involuntary for Cause ($)	Change of Control ($)	Disability ($)	Death ($)
Severance(1)	—	—	—	1,135,875	1,135,875	—	1,135,875	—	—
Accelerated Options(2)	0	0	0	0	0	0	0	0	0
Accelerated Restricted Stock(3)	—	—	130,500	130,500	130,500	—	130,500	130,500	130,500
Continuation of Healthcare Benefits(4)	—	—	—	—	—	—	—	—	—
Non-compete(5)	780,000	780,000	780,000	780,000	780,000	780,000	780,000	780,000	—
Estimated Tax Gross-up(6)	—	—	—	—	—	—	0	—	—

(1)

Reflects (i) annual base salary paid bi-weekly for the remainder of the term of the executive’s employment agreement following termination, plus (ii) a lump-sum bonus equal to two times the executive’s maximum semi-annual cash bonus for the current six-month period plus a pro rata share of the executive’s semi-annual bonus for the six month period in which termination occurs (whether earned or not).

(2)

Reflects the value of options that become fully exercisable following the date of termination. Mr. Recchia has options exercisable for 75,000 shares of our common stock which vest upon termination. However, the intrinsic value of the unexercisable options as of December 31, 2006 was $0 because the exercise price of each option was higher than our stock price on such date.

(3)	Reflects the shares of restricted stock that would become vested and the value on December 31, 2006 is shown at $14.50 per share.

(4)	For information regarding the value of all future payments which the executive would be entitled to receive under our health plans, see the section entitled “Pension Benefits.”

(5)	Reflects the estimated value of all future payments (paid bi-weekly) which the executive would be entitled to receive pursuant to the non-competition provision contained in his employment agreement.

(6)

Under the executive’s employment agreement, we have agreed to reimburse the executive for all excise taxes that are imposed on the executive by Section 280G and Section 4999 of the Internal Revenue Code and any income and excise taxes that are payable by the executive as a result of any reimbursements for Section 280G and Section 4999 excise taxes. No excise tax under Section 280G and Section 4999 of the Internal Revenue Code applies.

BARRY P. HOFFMAN

The following table shows the potential payments upon termination or a change of control of the company for Mr. Hoffman, our Executive Vice President, General Counsel and Secretary.

	Voluntary Retirement ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary not for Cause ($)	Good Reason ($)	Involuntary for Cause ($)	Change of Control ($)	Disability ($)	Death ($)
Severance(1)	—	—	—	1,135,875	1,135,875	—	1,135,875	—	—
Accelerated Options(2)	0	0	0	0	0	0	0	0	0
Accelerated Restricted Stock(3)	—	—	130,500	130,500	130,500	—	130,500	130,500	130,500
Continuation of Healthcare Benefits(4)	—	—	—	—	—	—	—	—	—
Non-compete(5)	780,000	780,000	780,000	780,000	780,000	—	780,000	780,000	—
Estimated Tax Gross-up(6)	—	—	—	—	—	—	0	—	—

(1)

Reflects (i) annual base salary paid bi-weekly for the remainder of the term of the executive’s employment agreement following termination, plus (ii) a lump-sum bonus equal to two times the executive’s maximum semi-annual cash bonus for the current six-month period plus a pro rata share of the executive’s semi-annual bonus for the six month period in which termination occurs (whether earned or not).

(2)

Reflects the value of options that become fully exercisable following the date of termination. Mr. Hoffman has options exercisable for 93,750 shares of our common stock which vest upon termination. However, the intrinsic value of the unexercisable options as of December 31, 2006 was $0 because the exercise price of each option was higher than our stock price on such date.

(3)	Reflects the shares of restricted stock that would become vested and the value on December 31, 2006 is shown at $14.50 per share.

(4)	For information regarding the value of all future payments which the executive would be entitled to receive under our health plans, see the section entitled “Pension Benefits.”

(5)	Reflects the estimated value of all future payments (paid bi-weekly) which the executive would be entitled to receive pursuant to the non-competition provision contained in his employment agreement.

(6)

Under the executive’s employment agreement, we have agreed to reimburse the executive for all excise taxes that are imposed on the executive by Section 280G and Section 4999 of the Internal Revenue Code and any income and excise taxes that are payable by the executive as a result of any reimbursements for Section 280G and Section 4999 excise taxes. No excise tax under Section 280G and Section 4999 of the Internal Revenue Code applies.

RICHARD HERPICH

The following table shows the potential payments upon termination or a change of control of the company for Mr. Herpich, our Executive Vice President of U.S. Sales.

	Voluntary Retirement ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary not for Cause ($)	Good Reason ($)	Involuntary for Cause ($)	Change of Control ($)	Disability ($)	Death ($)
Severance(1)	—	—	—	1,180,890	1,180,890	—	1,180,890	—	—
Accelerated Options(2)	0	0	0	0	0	0	0	0	0
Accelerated Restricted Stock(3)	—	—	130,500	130,500	130,500	—	130,500	130,500	130,500
Continuation of Healthcare Benefits(4)	—	—	—	—	—	—	—	—	—
Non-compete(5)	720,000	720,000	720,000	720,000	720,000	—	720,000	720,000	—
Estimated Tax Gross-up(6)	—	—	—	—	—	—	0	—	—

(1)

Reflects (i) annual base salary paid bi-weekly for the remainder of the term of the executive’s employment agreement following termination, plus (ii) a lump-sum bonus equal to two times the executive’s maximum semi-annual cash bonus for the current six-month period.

(2)

Reflects the value of options that become fully exercisable following the date of termination. Mr. Herpich has options exercisable for 37,429 shares of our common stock which vest upon termination. However, the intrinsic value of the unexercisable options as of December 31, 2006 was $0 because the exercise price of each option was higher than our stock price on such date.

(3)	Reflects the shares of restricted stock that would become vested and the value on December 31, 2006 is shown at $14.50 per share.

(4)	For information regarding the value of all future payments which the executive would be entitled to receive under our health plans, see the section entitled “Pension Benefits.”

(5)

Reflects the estimated value of all future potential payments (paid bi-weekly) which the executive may be entitled to receive pursuant to the non-competition provision contained in his employment agreement; provided, however, it is in our sole discretion whether to enforce the non-competition provision and pay this additional amount.

(6)

Under the executive’s employment agreement, we have agreed to reimburse the executive for all excise taxes that are imposed on the executive by Section 280G and Section 4999 of the Internal Revenue Code and any income and excise taxes that are payable by the executive as a result of any reimbursements for Section 280G and Section 4999 excise taxes. No excise tax under Section 280G and Section 4999 of the Internal Revenue Code applies.

WILLIAM F. HOGG, JR.

The following table shows the potential payments upon termination or a change of control of the company for Mr. Hogg, our Executive Vice President of Manufacturing and Client Services.

	Voluntary Retirement ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary not for Cause ($)	Good Reason ($)	Involuntary for Cause ($)	Change of Control ($)	Disability ($)	Death ($)
Severance(1)	—	—	—	483,213	483,213	—	483,213	—	—
Accelerated Options(2)	0	0	0	0	0	0	0	0	0
Accelerated Restricted Stock(3)	—	—	43,500	43,500	43,500	—	43,500	43,500	43,500
Continuation of Healthcare Benefits(4)	—	—	—	9,616	9,616	—	9,616	—	—
Non-compete(5)	580,000	580,000	580,000	580,000	580,000	—	580,000	580,000	—
Estimated Tax Gross-up(6)	—	—	—	—	—	—	0	—	—

(1)

Reflects (i) annual base salary paid bi-weekly for the remainder of the term of the executive’s employment agreement following termination, plus (ii) a lump-sum bonus equal to two times the executive’s maximum semi-annual cash bonus for the current six-month period.

(2)

Reflects the value of options that become fully exercisable following the date of termination. Mr. Hogg has options exercisable for 72,917 shares of our common stock which vest upon termination. However, the intrinsic value of the unexercisable options as of December 31, 2006 was $0 because the exercise price of each option was higher than our stock price on such date.

(3)	Reflects the shares of restricted stock that would become vested and the value on December 31, 2006 is shown at $14.50 per share.

(4)

Reflects the estimated lump-sum present value of our payment obligations with respect to continued medical and welfare benefits for the executive, calculated in accordance with generally accepted accounting principles for financial reporting purposes assuming (a) termination occurred on December 31, 2006, (b) a 5% discount rate, and (c) increases in the cost of coverage trending from 11% to 9% over the coverage term. The executive is entitled to continued benefits following termination until the date of termination of his employment agreement; provided that if the executive becomes employed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, our payment obligations shall be reduced.

(5)

Reflects the estimated value of all future potential payments (paid bi-weekly) which the executive may be entitled to receive pursuant to the non-competition provision contained in his employment agreement; provided, however, it is in our sole discretion whether to enforce the non-competition provision and pay this additional amount.

(6)

Under the executive’s employment agreement, we have agreed to reimburse the executive for all excise taxes that are imposed on the executive by Section 280G and Section 4999 of the Internal Revenue Code and any income and excise taxes that are payable by the executive as a result of any reimbursements for Section 280G and Section 4999 excise taxes. No excise tax under Section 280G and Section 4999 of the Internal Revenue Code applies.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2006 with respect to shares of our common stock that may be issued under our existing equity compensation plans, including our Broad-Based Incentive Plan, our Amended and Restated 1992 Long-Term Incentive Plan, our 2002 Long-Term Incentive Plan, our Executive Restricted Stock Award Plan, our Employee and Director Restricted Stock Award Plan, our 2005 Executive Restricted Stock Plan and our 2005 Employee and Director Restricted Stock Award Plan.

	A	B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Option(s)	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders(1)	5,153,929	$31.01	2,189,509
Equity Compensation Plans Not Approved by Stockholders(2)	1,281,107	$30.46	387,120

(1)

Consists of our 2002 Long-Term Incentive Plan, our Amended and Restated 1992 Long-Term Incentive Plan, our Executive Restricted Stock Award Plan, our Employee and Director Restricted Stock Award Plan, our 2005 Executive Restricted Stock Plan and our 2005 Employee and Director Restricted Stock Award Plan.

(2)

Consists of our Broad-Based Incentive Plan, and excludes shares which are available for future issuance under ADVO’s 2006 Incentive Compensation Plan, which we assumed in connection with our acquisition of ADVO.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of our common stock by our directors, our named executive officers as well as all of our directors and executive officers as a group, as of March 20, 2007. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. For purposes of calculating the percentage beneficially owned, the number of shares of our common stock includes 47,878,238 shares of our common stock outstanding as of March 20, 2007 and the shares of our common stock subject to options held by the person or group that are currently exercisable or exercisable within 60 days from March 20, 2007. The address of all persons listed below is c/o Valassis Communications, Inc., 19975 Victor Parkway, Livonia, Michigan 48152.

Name	Shares Beneficially Owned(1)		Percent
Joseph B. Anderson	1,105		*
Patrick F. Brennan	46,297	(2)	*
Kenneth V. Darish	38,364	(3)	*
Richard Herpich	279,291	(4)	*
Barry P. Hoffman	353,050	(5)	*
William F. Hogg, Jr.	389,764	(6)	*
Dr. Walter H. Ku	28,644	(7)	*
Robert L. Recchia	283,424	(8)	*
Marcella A. Sampson	43,797	(9)	*
Alan F. Schultz	1,040,581	(10)	2.1%
Faith Whittlesey	73,605	(11)	*
All executive officers and directors as a group (13 persons)	2,799,745	(12)	5.6%

*	Less than 1.0%.

(1)	Unless otherwise noted, each director and executive officer has sole voting and investment power with respect to the shares shown as beneficially owned by him or her.

(2)	Includes currently exercisable options to purchase 39,000 shares of common stock granted to independent directors pursuant to our executive long-term incentive plans.

(3)	Includes currently exercisable options to purchase 34,000 shares of common stock granted to independent directors pursuant to our executive long-term incentive plans.

(4)	Includes currently exercisable options to purchase 255,629 shares of common stock granted pursuant to our executive long-term incentive plans.

(5)	Includes currently exercisable options to purchase 316,800 shares of common stock pursuant to our executive long-term incentive plans.

(6)	Includes currently exercisable options to purchase 371,647 shares of common stock pursuant to our executive long-term incentive plans.

(7)	Includes currently exercisable options to purchase 25,000 shares of common stock granted pursuant to our executive long-term incentive plans.

(8)	Includes currently exercisable options to purchase 257,500 shares of our common stock granted pursuant to our executive long-term incentive plans.

(9)	Includes currently exercisable options to purchase 39,000 shares of our common stock granted to independent directors pursuant to our executive long-term incentive plans.

(10)	Includes currently exercisable options to purchase 906,875 shares of our common stock pursuant to our executive long-term incentive plans.

(11)	Includes currently exercisable options to purchase 61,000 shares of our common stock granted to independent directors pursuant to our executive long-term incentive plans.

(12)	This number includes currently exercisable options to purchase 2,508,328 shares of our common stock pursuant to our executive long-term incentive plans.

SECTION 16(a) BENEFICIAL

OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to us, or written representations that no Forms 5 were required, we believe that during the fiscal year ended December 31, 2006 all Section 16(a) filing requirements applicable to our officers and directors were complied with.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table presents information concerning the ownership of our common stock by all holders who beneficially owned more than 5% of the outstanding shares of our common stock as of March 20, 2007.

Name and Address of Beneficial Owner	Beneficial Ownership	Percent of Class
AMVESCAP PLC(1) 11 Devonshire Square London EC2M 4YR England	2,713,596	5.29%
Barclays Global Investors, NA.(2) 45 Fremont Street San Francisco, CA 94105	2,658,241	5.56%
Barrow, Hanley, Mewhinney & Strauss, Inc.(3) 2200 Ross Avenue, 31st Floor Dallas, TX 75201-2761	3,360,900	7.03%
Blackrock, Inc.(4) 40 East 52nd Street New York, NY 10022	5,424,984	11.35%
Hotchkis and Wiley Capital Management, LLC(5) 725 South Figueroa Street, 39th Floor Los Angeles, California 90017-5439	6,529,200	13.70%
Prides Capital Partners, L.L.C.(6) 200 High Street, Suite 700 Boston, MA 02110	2,586,400	5.40%
Westfield Capital Management Company, LLC(7) 1 Financial Center Boston, Massachusetts 02111	2,426,650	5.08%

(1)

According to information contained in a Schedule 13G filed with the Securities and Exchange Commission, or the SEC, on February 15, 2005, AMVESCAP PLC has sole voting and dispositive power with respect to 2,713,596 shares of our common stock. In addition, such filing discloses that such shares are held by the following subsidiaries in the respective amounts: AIM Advisors, Inc. (1,526,700), AIM Private Asset Management, Inc. (956,491), AIM Funds Management, Inc. (22,700), AIM Capital Management, Inc. (147,800), INVESCO Institutional N.A., Inc. (59,905). Such filing also discloses that executive officers and directors of AMVESCAP PLC or its subsidiaries may beneficially own shares of our common stock and that such shares were not reported in such filing. Each of AMVESCAP PLC’s subsidiaries disclaims beneficial ownership of any shares of our common stock beneficially owned by AMVESCAP PLC and any other subsidiary.

(2)

According to information contained in a Schedule 13G filed with the SEC on January 23, 2007, Barclays Global Investors, NA. (“Barclays”) has sole voting power with respect to 2,312,638 shares of our common stock and sole dispositive power with respect to 2,658,241 shares of our common stock. In addition, such filing discloses that such shares are held by the following group of entities in the respective amounts: Barclays Global Investors, NA. (1,586,695), Barclays Global Fund Advisors (1,070,322), Barclays Global Investors, Ltd (368) and Barclays Global Investors Japan Limited (856).

(3)

According to information contained in a Schedule 13G filed with the SEC on February 9, 2007, Barrow, Hanley, Mewhinney & Strauss, Inc. has sole voting power with respect to 1,528,000 shares of our common stock and sole dispositive power with respect to 3,360,900 shares of our common stock.

(4)

According to information contained in a Schedule 13G/A filed with the SEC on February 13, 2007, Blackrock, Inc. (“Blackrock”), on behalf of its investment advisory subsidiaries, has shared voting and dispositive power with respect to 5,424,984 shares of our common stock, which includes shares held by Master Value Opportunities Trust. In addition, such filing discloses the following subsidiaries of Blackrock that hold shares: Blackrock Advisors, LLC, Blackrock Investment Management LLC and Blackrock (Channel Islands) Ltd. The filing also provides the following address for Master Value Opportunities Trust: 800 Scudders Mill Road, Plainsboro, NJ 08536.

(5)

According to information contained in a Schedule 13G/A filed with the SEC on February 14, 2007, Hotchkis and Wiley Capital Management, LLC, in its capacity as investment advisor, has sole voting power with respect to 5,185,600 shares of our common stock and sole dispositive power with respect to 6,529,200 shares of our common stock, which includes shares held by Hotchkis and Wiley Mid-Cap Value Fund.

(6)

According to information contained in a Schedule 13D filed with the SEC on January 19, 2007, Prides Capital Partners, L.L.C. (“Prides”) has shared voting and dispositive power with respect to 2,586,400 shares of our common stock. In addition, the filing reports that Prides shares this voting power with the following reporting persons: Kevin A. Richardson, II, Henry J. Lawlor, Jr., Murray A. Indick, Charles E. McCarthy and Christian Puscasiu.

(7)

According to information contained in a Schedule 13G filed with the SEC on February 14, 2007, Westfield Capital Management Company, LLC (“Westfield”) has sole voting power with respect to 1,827,050 shares of our common stock and sole dispositive power with respect to 2,426,650 shares of our common stock. In addition, the filing reports that none of the shares are owned of record by Westfield and Westfield disclaims any beneficial interest in such shares.

AUDIT COMMITTEE REPORT

The Audit Committee of our Board of Directors is comprised of the four directors named below. It operates pursuant to a written charter adopted by our Board of Directors which can be viewed in the “Investor/Corporate Governance” section of the Company’s Web site at www.valassis.com.

The role of the Audit Committee is to assist our Board of Directors in its oversight of the Company’s financial reporting process. Our Board of Directors, in its business judgment, has determined that all members of the Audit Committee are “independent,” as required by applicable listing standards of the New York Stock Exchange and the rules and regulations promulgated by the SEC. As set forth in the Audit Committee Charter, the management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has considered and discussed with management and the Company’s independent auditors, Deloitte & Touche LLP, the audited financial statements for the year ended December 31, 2006 and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2006. Our Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90. Finally, the Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect and discussed with Deloitte & Touche LLP that firm’s independence. The Audit Committee also considered whether Deloitte & Touche LLP’s non-audit services, including tax consulting and benefit plan services are compatible with maintaining Deloitte & Touche LLP’s independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Based upon the reviews and discussions referred to above, in reliance on management and the independent registered accounting firm, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2006 filed with the SEC.

This Audit Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Patrick F. Brennan, Chairman

Kenneth V. Darish

Joseph B. Anderson

Ambassador Faith Whittlesey

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(PROPOSAL 2)

The Audit Committee of our Board of Directors has appointed the firm of Deloitte & Touche LLP, independent certified public accountants, as our auditors for the 2007 fiscal year, subject to the ratification of such appointment by the stockholders at the annual meeting. Deloitte & Touche LLP has audited our financial statements since the year ended December 31, 1997.

If the appointment of Deloitte & Touche LLP for the 2007 fiscal year is not ratified by the stockholders, the Audit Committee of our Board of Directors will appoint other independent accountants whose appointment for any period subsequent to the next annual meeting of Stockholders will be subject to the approval of stockholders at that meeting. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting and will have an opportunity to make a statement should he or she so desire. The representative will also be available to respond to appropriate questions from stockholders during the meeting.

Ratification of the selection of Deloitte & Touche LLP as independent public accountants will require the affirmative vote of holders of a majority of the shares of our common stock present in person or represented by proxy at the annual meeting.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS FOR THE 2007 FISCAL YEAR.

Independent Auditors Fees

Deloitte & Touche LLP Fees

The following table sets forth approximate aggregate fees billed to us for fiscal years ending December 31, 2005 and December 31, 2006 by Deloitte & Touche LLP:

	2005 ($)	2006 ($)
Audit Fees(1)	349,000	541,045
Audit-Related Fees(2)	206,000	146,116
Tax Fees(3)	283,582	359,070
All Other Fees(4)	—	—

Total	838,582	1,046,231

(1)

Audit fees consisted of: audit work performed in the preparation of our financial statements included in our Form 10-K and a review of our financial statements included in the Form 10-Qs; for the audit of our internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; for the attestation of management’s report on the effectiveness of internal control over financial reporting (for 2006 only); and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

(2)

Audit-related fees consisted principally of services with respect to merger and acquisition due diligence and audit services, employee benefit plan audits, compliance with the Sarbanes-Oxley Act of 2002 (for 2005 only) and other attestation services.

(3)	Tax fees consisted of fees for tax services such as tax compliance, tax planning and tax advice.

(4)	All Other Fees consists of work performed by Deloitte & Touche LLP that is not within the above categories.

Our Audit Committee Charter provides that all audit and non-audit services to be performed by our independent public auditors must be approved in advance by the Audit Committee. As permitted by the Exchange Act, the Audit Committee may delegate to one or more of its members pre-approval authority with respect to permitted services. All such approvals are presented to the Audit Committee at its next scheduled meeting.

As permitted by the Exchange Act, our Audit Committee Charter permits the waiver of the pre-approval requirements for services other than audit services if certain conditions are met. All audit-related services, tax services and other services were pre-approved by the Audit Committee which considered that the provision of such services was compatible with maintaining the independence of Deloitte & Touche LLP in the conduct of its auditing functions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In accordance with our Policy on Related Person Transactions, we review all relationships and transactions in which our company and our directors and executive officers, or their immediate family members, are participants to determine whether such persons have a direct or indirect material interest. Our General Counsel is responsible for reviewing all related person transactions and taking all reasonable steps to ensure that all material related person transactions be presented to our Corporate Governance/Nominating Committee. As required under the SEC rules, transactions that are determined to be directly or indirectly material to our company or a related person are disclosed in our proxy statement. In addition, our Corporate Governance/Nominating Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review, the Corporate Governance/Nominating Committee considers the nature of the related person’s interest in the transaction, the material terms of the transaction, including the amount of such transaction, the importance of the transaction to the related person, the importance of the transaction to our company, the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts, whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally and any other matter that our Corporate Governance/Nominating Committee deems appropriate.

We do not have any related person transactions.

GENERAL

Other Matters

Our Board of Directors does not know of any matters that are to be presented at the annual meeting other than those stated in the notice of annual meeting and referred to in this proxy statement. If any other matters should properly come before the annual meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

Our Annual Report to Stockholders for the fiscal year ended December 31, 2006 which includes our Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A, for the fiscal year ended December 31, 2006 is being mailed to stockholders together with this proxy statement.

Any shareholder can access our Corporate Governance Guidelines, Code of Business Conduct and Ethics and Policy on Related Person Transactions and the Charters of the Audit Committee, Compensation/Stock Option Committee and Corporate Governance/Nominating Committee in the “Investor/Corporate Governance” section of our Web site at www.valassis.com. Any shareholder may also obtain a print copy of these documents by writing to Barry P. Hoffman, Executive Vice President, Secretary and General Counsel, Valassis Communications, Inc., 19975 Victor Parkway, Livonia, MI 48152.

Our policy is that all of the members of our Board of Directors should attend the annual meeting. All of the members of our Board of Directors attended the 2006 annual meeting of Stockholders, except for Joseph B. Anderson who was not a member of our Board of Directors at such time.

Stockholder Communications

Any shareholder or interested party wishing to communicate with any of our directors regarding us may write to the director in care of Barry P. Hoffman, Executive Vice President, Secretary and General Counsel, Valassis Communications, Inc., 19975 Victor Parkway, Livonia, MI 48152. The Corporate Secretary will forward any such communications to the directors in accordance with the shareholder communications policy approved by the independent directors.

Solicitation of Proxies

The cost of solicitation of proxies in the accompanying form will be borne by us, including expenses in connection with preparing and mailing this proxy statement. In addition to solicitation of proxies by mail, our directors, officers and employees (who will receive no additional compensation therefore) may solicit the return of proxies by telephone, telegram or personal interview. Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

Each holder of our common stock who does not expect to be present at the annual meeting or who plans to attend but who does not wish to vote in person is urged to fill in, date and sign the proxy and return it promptly in the enclosed return envelope or vote by telephone or on the Internet.

Stockholder Proposals

If any of our stockholders intends to present a proposal for consideration at the next annual meeting of stockholders and desires to have such proposal included in the proxy statement and form of proxy distributed by our Board of Directors with respect to such meeting pursuant to Rule 14a-8 under the Exchange Act, such proposal must be received in writing at our principal executive offices, 19975 Victor Parkway, Livonia, Michigan 48152, Attention: Barry P. Hoffman, Executive Vice President, Secretary and General Counsel not later than December 10, 2007. In addition, SEC rules permit management to vote proxies in its discretion if we: (i) receive notice of the proposal prior to the close of business on February 23, 2008, and advise stockholders in the 2008 proxy statement about the nature of the matter and how management intends to vote on such matter; or (ii) do not receive notice of the proposal prior to the close of business on February 23, 2008.

By Order of the Board of Directors,

BARRY P. HOFFMAN Secretary

Exhibit A

Director Independence Criteria

Valassis Communications, Inc.

Guidelines for Determining Independence of Board Members

Under the New York Stock Exchange rules, our Board of Directors is required to determine whether or not each Director is independent. To find that a Director is independent, the Board of Directors must determine that the Director has no material relationship with us. To assist the Board in this analysis, the Board of Directors has adopted the following guidelines as to what constitutes a material relationship. These guidelines apply to a Director and to members of the Director’s immediate family. Each of the guidelines applies to conditions that exist now or within the preceding three years.

1.	Employment by the Company; Compensation.

A.	Employment as an Executive Officer.

B.	Receipt from the Company of $100,000 per year in direct compensation other than Director and Committee fees and pension or other forms of deferred compensation for prior service. Compensation received by an immediate family member for service as a non-executive employee need not be considered.

2.	Relationship with Internal or External Auditor. Affiliation with or employment by a current or former internal or external auditor. In the case of an immediate family member, employment means employment in a professional capacity.

3.	Interlocks. Employment as an executive officer of another company where any of our present executives serve on the other company’s compensation committee.

4.	Relationships with Vendors and Suppliers. Employment by a company that makes payment to or receives payment from us for property or services in an amount which in any single fiscal year exceeds the greater of $1,000,000 or 2% of our consolidated gross revenues.

5.	Relationship with Charitable Organizations. Service as an executive officer of any charitable organization, if contributions by us to the charitable organization exceed the greater of $1,000,000 or 2% of such charitable organization’s consolidated gross revenues in any fiscal year.

6.	Definitions.

A.	The term “immediate family member” includes a person’s spouse, parents, children, siblings, mothers-and fathers-in-law, sons-and daughters-in-law, brothers-and sisters-in-law and anyone (other than domestic employees) sharing a person’s home.

B.	The term “affiliates” means any corporation or other entity that is controlled by or is under common control with another entity.

7.	General. The independence determination for a Director with a relationship not within the preceding guidelines shall be made after considering all relevant facts and circumstances, the overriding concern being independence from management. Any determination that a Director who has a material relationship with the Company under these guidelines is independent must be specifically explained in the proxy statement.

A-1

Exhibit B

Criteria for Considering Potential Nominees to the Board of Directors

Our Corporate Governance/Nominating Committee has adopted the following set of preferred characteristics for candidates for members to our Board of Directors: (i) demonstrated personal integrity and ethics in business, professional and personal life; (ii) commitment to serve the best interests of all of our stockholders; (iii) willingness to be an active participant in all Board of Directors and committee activities; (iv) contribution to the overall diversity of our Board of Directors; (v) collegial in outlook and the ability to advance constructive discussion of Board of Directors issues; and (vi) business, financial, professional, academic or public policy expertise which will contribute to the overall mix of skills and perspectives represented on our Board of Directors.

B-1

IMPORTANT: PLEASE VOTE, DATE AND SIGN YOUR PROXY AND RETURN IT IN THE ENVELOPE PROVIDED

Please fold and detach card at perforation before mailing.

VALASSIS COMMUNICATIONS, INC. PROXY

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of Directors named below or their substitutes as designated by the Board of Directors and FOR proposal 2. The proxies are authorized to vote as they may determine in their discretion upon such other business as may properly come before the meeting.

The Board of Directors recommends a vote FOR the election of Directors and FOR proposal 2.

1. The election of the nominees listed below as directors:

(1)	Joseph B. Anderson, Jr. (2) Patrick F. Brennan (3) Kenneth V. Darish
(4)	Barry P. Hoffman (5) Dr. Walter H. Ku (6) Robert L. Recchia
(7)	Marcella A. Sampson (8) Alan F. Schultz (9) Ambassador Faith Whittlesey

FOR all nominees listed above WITHHOLD AUTHORITY

(except as marked to the contrary above) to vote for all nominees listed above

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name listed above.

2. Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007.

FOR AGAINST ABSTAIN

(CONTINUED ON REVERSE SIDE)

c/o National City B ank Shareholder Services Operations Locator 5352

P. O. Box 94509 Cleveland, OH 44101-4509 VOTE BY TELEPHONE

Have your proxy card available when you call the Toll-Free Number 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.

VOTE BY INTERNET

Have your proxy card available w hen you access the website www.cesvote.com and follow the simple instructions presented to record your vote.

VOTE BY MAIL

Please and return provided or P.O. Box 535300, Pittsburgh, PA 15253. mark, sign and date your it in the return to: National proxy postage-paid City Bank, card envelope

Vote by Telephone Vote by Internet Vote by Mail

Call Toll-Free using a Touch-Tone phone: Access the website and cast your vote: Return your proxy in the postage-paid envelope provided.

1-888-693-8683 www.cesvote.com

Vote 24 hours a day, 7 days a week!

If you vote by telephone or Internet, please do not send your proxy by mail.

If voting by mail, Proxy must be signed and dated below. Please fold and detach card at perforation before mailing.

VALASSIS COMMUNICATIONS, INC.

Common Stock

Solicited on behalf of the Board of Directors for Annual Meeting, May 15, 2007

The undersigned hereby appoints Alan F. Schultz, Robert L. Recchia and Barry P. Hoffman, and each of them, as attorneys and proxies, with full power of substitution and revocation, to vote and act for and in the name, place and stead of the undersigned as fully as the undersigned could vote and act if personally present at the annual meeting of stockholders of Valassis Communications, Inc. to be held at the Company’s headquarters, 19975 Victor Parkway, Livonia, Michigan 48152 on May 15, 2007, and at any adjournment or adjournments thereof, as follows and in accordance with their judgment upon any other matter properly presented.

Date: , 2007

Signature(s) of stockholder(s)

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PLEASE DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE – NO POSTAGE NECESSARY